Exhibit 10.30
GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is entered into this 5th day of November, 2008, between NeoGenomics, Inc. a Nevada company, with its principal place of business at _________________________ __________________("Guarantor") and Leasing Technologies International, Inc., with its principal place of business at 221 Danbury Road, Wilton, CT 06897 ("Lessor").

WHEREAS, Lessor is contemplating entering into a certain Master Lease Agreement, including any and all riders and schedules thereto (hereinafter collectively referred to as the “Lease”) dated November 5, 2008 with NeoGenomics, Inc. a Florida Corporation (the “Lessee”).

WHEREAS, Lessor is unwilling to enter into said Lease unless Guarantor guarantees the performance of all Lessee’s obligations under the Lease.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as an inducement to Lessor to enter into the Lease, the parties hereto agree as follows:

1. Guarantee. The Guarantor hereby unconditionally guarantees the full, complete and prompt payment, performance and observance of all of Lessee’s obligations under the Lease. Guarantor agrees that this is a continuing guarantee and that it shall perform its obligations hereunder notwithstanding any modification, discharge or release of any of Lessee’s obligations under the Lease.

2.  Intentionally Omitted.

3. Representations. Guarantor hereby represents and warrants that this Agreement constitutes a binding obligation of the Guarantor.

4. Right to Cure.  Lessor hereby agrees that in the event of a default by Lessee under the Lease, Lessor shall give written notice of said default to Guarantor and Guarantor shall have the right to cure said default within ten (10) days from the mailing of such notice.

5. Failure to Cure. In the event the Guarantor fails to cure a default within the ten (10) day period, then Lessor may, at its option, proceed directly against Guarantor for the  payment, performance or observance of any and all of Lessee's obligations under the Lease. Guarantor hereby waives any right to require Lessor: (i) to proceed against the Lessee; (ii) to proceed against or exhaust any security it may hold; or (iii) to pursue any other remedy available to it.

6. Waiver. No delay on the part of Lessor in exercising any rights under this Agreement or failure to exercise the same shall operate as a waiver of such rights. No modification or waiver of the provisions of this Agreement shall be effective unless in writing and no such waiver shall be applicable and effective except in the specific instance for which it was given.

7. Partial Invalidity. The unenforceability or invalidity of any provision or provisions of this Agreement shall not operate to render any other provision or provisions herein contained unenforceable or invalid.

8. Notice. Any notice given pursuant to this Agreement shall be in writing and shall be effective when sent by certified mail, return receipt requested and addressed to the party who is to receive such notice at the address set forth herein or at such other address as may be designated from time to time by proper notice.

9. Benefit. This Agreement shall be binding upon the Guarantor, its successors and assigns and shall inure to the benefit of Lessor, its successors and assigns, including any successor assignees.

10. Discharge. Nothing shall discharge or satisfy any of Guarantor's obligations hereunder except the full payment, performance and observance of all of Lessee's obligations under the Lease. Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right or recourse to any of the assets of Lessee unless and until all of Lessee's obligations under the Lease have been paid, performed, and observed. In the event Lessor shall retain an attorney and/or resort to litigation to enforce its rights under this Guaranty, Lessor shall be entitled to collect and Guarantor shall pay to Lessor on demand all reasonable costs incurred in connection with such enforcement including, without limitation, reasonable attorney's fees.

11. Entire Agreement. This Agreement constitutes the final written expression of all the terms of this Agreement and is a complete and exclusive statement of those terms.

12. Authorization.  If Guarantor is a corporation, each individual executing the Guaranty on behalf of Guarantor represents and warrants that he/she is duly authorized to execute and deliver the Guaranty on behalf of Guarantor in accordance with a duly adopted resolution of Guarantor’s Board of Directors, and will, if requested by Lessor, deliver a certified copy of a duly adopted resolution of Guarantor’s Board of Directors authorizing the execution and delivery of the Guaranty.

13. Guarantee Absolute and Unconditional. This Guaranty is to be absolute and unconditional irrespective of any lack of validity or enforceability of the Lease or the guarantee, or any other agreement or instrument relating thereto, or any other circumstance that might otherwise constitute a defense available to the Guarantor in respect to the guarantee.

This Agreement shall be deemed to have been made in the State of Connecticut and shall be governed in all respects by the laws of such State.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Guaranty Agreement this ___ day of ____, 200__.

GUARANTOR:	NEOGENOMICS, INC.	LESSOR:	LEASING TECHNOLOGIES
	(Nevada Company)		INTERNATIONAL, INC.

By:	/s/ Robert P. Gasparini	By:	/s/ Richard Livingston

Title:	President & Chief Science Officer	Title:	Vice President

ACKNOWLEDGEMENT

STATE OF	)
) SS.:
COUNTY OF	)

Before me, the undersigned, on this ___ day of _____, 200__, personally appeared ___________________________, to me known personally, and who being by me duly sworn, deposes and says that he/she is the _____________________ of     , and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he/she acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
My Commission Expires:

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